UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2006

TENGTU INTERNATIONAL CORP.

(Exact name of Registrant as specified in charter)

Delaware	000-29957	77-0407366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Avenue Road, Toronto, Ontario, Canada M5R 2J4

(Address of principal executive offices) (Zip Code)

416-963-3999

(Registrant's telephone number, including area code)

(Former name, address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On January 24, 2006, Tengtu International Corp. (the “Company”) hosted a telephone conference to discuss the re-positioning of its business strategy in China and introduce the Company’s new management.

As previously reported in the Company’s Report on Form 8-K filed on December 27, 2005, on December 13, 2005, the Company appointed Mr. Shuixing Lin as the Chief Executive Officer of the Company to oversee the management and operations in China, Mr. Su Zhang as the Chief Operating Officer of the Company, Ms. Judy Ye as the Chief Financial Officer of the Company, and Mr. Qingyang Feng and Mr. Hongming Zhang, as the Vice Presidents of the Company.

The Company announced that it is re-aligning its business strategy to the more up-scale higher education environment and urban markets in China. The Company’s management believes that the growth in Internet use and expenditures for learning, training and career placement in China represent an enhanced opportunity for the Company and its new management team.

The Company intends to focus its efforts on becoming an integrated, on-line services provider specializing in educational products, vocational training, job placement, continuing education and human resources management support. While it is anticipated that most of the Company’s revenues will initially be generated through the provision of off-line services, the Company’s new business plan calls for increasing its focus on on-line services.

A telephone replay of the call is available for 30 days following the conference call and can be accessed by calling 706-645-9291, using Conference ID #4682207.

Item  9.01 Financial Statements and Exhibits.

(d) Tengtu International Corp. New Business Strategy Presentation dated January 24, 2006 .

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGTU INTERNATIONAL CORP.

Date: January 24 , 2006	By:	/s/ John Watt
John Watt, President